Exhibit 99.1

SHANGHAI, Dec. 10, 2010 /PRNewswire-Asia-FirstCall/ -- ShengdaTech, Inc. ("ShengdaTech" or the "Company") (Nasdaq:SDTH), a leading manufacturer of nano-precipitated calcium carbonate ("NPCC") in China, today announced the pricing of its private offering of $130.0 million in aggregate principal amount of its 6.5% senior convertible notes due 2015 (the "Notes"). The transaction is expected to close on December 14, 2010. There will not be an option to purchase any additional Notes. The initial conversion rate for the Notes is 164.6904 shares of ShengdaTech's common stock per $1,000 principal amount of Notes (representing an initial conversion price of approximately $6.07 per share of common stock). The net proceeds to ShengdaTech from this offering, after deducting the initial purchaser's discounts and commissions, will be approximately $123.5 million.

The Notes will accrue interest from December 14, 2010, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2011. ShengdaTech intends to use approximately $67.0 million of the net proceeds from the offering to repurchase a portion of the Company's existing convertible notes due 2018. The Company plans to use the remaining net proceeds to finance its NPCC production capacity expansion, the Company's research and development activities, and other working capital requirements.

The Notes and ShengdaTech's shares of common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemptions from, or in a transaction not subject to, the registration requirements of the Securities Act. The notes will only be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any shares of common stock issuable upon the conversion of the Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About ShengdaTech, Inc.

ShengdaTech is engaged in the business of manufacturing, marketing, and selling nano-precipitated calcium carbonate ("NPCC") products. The Company converts limestone into NPCC using its proprietary and patent-protected technology. NPCC products are increasingly used in tires, paper, paints, building materials, and other chemical products. In addition to its broad customer base in China, the Company currently exports to Singapore, Thailand, South Korea, Malaysia, India and Latvia. For more information, contact CCG Investor Relations directly or go to ShengdaTech's website at http://www.shengdatechinc.com.

Safe Harbor Statement

Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the Company's senior convertible notes offering and use of proceeds. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

Contact:
Anhui Guo, Chief Operating Officer
ShengdaTech, Inc.
gah@shengdatech.com
www.shengdatechinc.com

CCG Investor Relations
Crocker Coulson, President
Tel: +1-646-213-1915 (NY office)
Email: crocker.coulson@ccgir.com
www.ccgirasia.com

Elaine Ketchmere, Partner
Tel: +1-310-954-1345 (LA office)
Email: elaine.ketchmere@ccgir.com